EXHIBIT 10.41

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE (this “Sixth Amendment”) is made as of the 31st day of July, 2008 (the “Sixth Amendment Date”), by and between THE REALTY ASSOCIATES FUND VI, L.P., a Delaware limited partnership (“Landlord”) and CUBIST PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS:

WHEREAS, by a lease (the “Original Lease”) dated as of January, 2004, California State Teachers’ Retirement System (“Calsters”) leased to Tenant approximately 15,475 rentable square feet of space, consisting of a portion of the second (Suite 2201-55) and fourth (Suite 4201-55) floors in the building known as 45-55 Hayden Avenue, Lexington, Massachusetts (the “Building”); and

WHEREAS, Landlord has succeeded to the interests of Calsters as landlord under the Lease; and

WHEREAS, the Original Lease has been amended by a First Amendment to Lease between Landlord and Tenant, dated as of September 29, 2005 (the “First Amendment”), and by a Second Amendment to Lease between Landlord and Tenant dated as of November 18, 2005 (the “Second Amendment”), and by a Third Amendment to Lease between Landlord and Tenant dated as of June 20, 2007 (the “Third Amendment”), by a Fourth Amendment to Lease dated as of October 25, 2007 and by a Fifth Amendment to Lease (the “Fifth Amendment”) dated as of December 18, 2007 (the Original Lease, as so amended, being referred to as the “Lease”), pursuant to which the size of the premises demised under the Original Lease was increased to 120,648 rentable square feet (the “Existing Premises”). The Existing Premises consist of Suites 2201-55, 2200-55, 3000-55, 4201-55, 4200-55, 4600-45 and 1000-55; and

WHEREAS, by letter dated as of April 27, 2006, and pursuant to the Second Amendment, Tenant elected to include Suite 2200-55 (also known as the Comet Space) in the Existing Premises for the remainder of the Lease Term; and

WHEREAS, Landlord and Tenant now desire to further amend the Lease to, among other things, expand the size of the Existing Premises by adding thereto approximately 10,495 rentable square feet of space in Suites 3200-55 and 3201-55 on the third floor of the Building (the “Goodrich Space”), and to adjust the rent and certain provisions, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Landlord and Tenant hereby agree as follows:

1.             Defined Terms. All of the foregoing recitals are true and correct. Unless otherwise defined herein, all capitalized terms used in this Sixth Amendment shall have the meanings ascribed to them in the Lease, the Lease shall be amended to incorporate any additional definitions provided for in this Sixth Amendment, and all references in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Sixth Amendment.

2.             Additional Terms and Definitions. (a) From and after the Sixth Amendment Effective Date, the following terms set forth in “Article 1 Reference Data” of the Lease are hereby amended or added, as applicable, to have the following meanings:

PREMISES:

The following areas in the 45 and 55 Hayden Avenue portions of the Building: (i) Suite 2201-55 on the second floor and Suite 4201-55 on the fourth floor, (ii) Suite 4200-55 on the fourth floor of the Building, (iii) Suite 2200-55 on the second floor of the Building, and (iv) Suite 3000-55 on the third floor of the Building; and (v) Suite 4600-45 on the fourth floor of the 45 Hayden Avenue portion of the Building; (vi) Suite 1000-55 on the first floor of the 55 Hayden Avenue portion of the Building; (vii) Suite 3200-55 on the third floor of the 55 Hayden Avenue portion of the Building; and (viii) Suite 3201-55 on the third floor of the 55 Hayden Avenue portion of the Building. All such spaces are shown on Exhibit A-6, attached hereto and incorporated herein.

RENTABLE FLOOR AREA OF THE PREMISES:

Approximately 131,143 square feet of the 45 and 55 Hayden Avenue portions of the Building as follows (i) 6,755 rentable square feet on the second floor contained in Suite 2201-55, (ii) 8,720 rentable square feet on the fourth floor contained in Suite 4201-55 and 31,453 rentable square feet on the fourth floor of the Building contained in Suite 4200-55, (iii) 6,150 rentable square feet on the second floor of the Building contained in Suite 2200-55, (iv) 30,019 rentable square feet on the third floor of the Building contained in Suite 3000-55; (v) 25,405 rentable square feet on the fourth floor of the 45 Hayden Avenue portion of the Building contained in Suite 4600-45, (vi) 12,146 rentable square feet on the first floor of the Building contained in Suite

1000-55; (vii) 6,215 rentable square feet on the third floor of the Building contained in Suite 3200-55; and (viii) 4,280 rentable square feet on the third floor of the Building contained in Suite 3201-55.

(b)           From after the Sixth Amendment Effective Date, the term “Annual Rent” for the Premises shall be as set on Schedule I to this Sixth Amendment. Notwithstanding the foregoing, so long as the Lease remains in full force and effect, and so long as no Actionable Event of Default (as defined in the Third Amendment) shall exist under the Lease, Landlord will waive the requirement that Tenant pay Annual Rent on the First Floor Space for the months of May and June, 2008. For the avoidance of doubt, for the period prior to May 1, 2008, Tenant shall owe the Annual Rent attributable to the First Floor Space on a pro-rated basis only for the period of time from the Fifth Amendment Effective Date through April 30, 2008.

3.             [Intentionally Omitted]

4.             Operating Expenses and Real Estate Taxes. Tenant’s obligations under Section 4.2 of the Lease to pay Operating Expenses with respect to the Goodrich Space shall be computed using the calendar year ending December 31, 2009 as a base year; and Tenant’s obligations under Section 4.2 of the Lease to pay increases in Real Estate Taxes with respect to the Goodrich Space shall be computed using the fiscal year ending June 30, 2008 as the base year.

5.             Effective Date; Delivery and Condition. (a) The “Sixth Amendment Effective Date” shall be the later to occur of (i) November 1, 2008 and (ii) the date on which Goodrich, LLC (the “Existing Tenant”) vacates the Goodrich Space and Landlord delivers possession thereof to Tenant.

(b)           Tenant acknowledges that, except as explicitly provided in this Sixth Amendment and the Lease, it is leasing the Goodrich Space in its current AS IS condition, without any representation or warranty whatsoever on the part of Landlord. Tenant currently occupies the Existing Premises and is fully familiar with their condition and that of the common areas of the Building, and Tenant acknowledges that, to the best of Tenant’s knowledge (upon reasonable investigation and inquiry), the Existing Premises and the Goodrich Space are in good condition and suitable for Tenant’s uses. Without limiting the foregoing, Tenant agrees that Landlord has no obligation to perform any work in or to either the Existing Premises or the Goodrich Space to prepare the same for Tenant’s continued use and occupancy.

(c)           Landlord acknowledges that Tenant desires to make certain alterations or improvements in the Goodrich Space to make the same more suitable for Tenant’s occupancy. Such alterations or improvements may include tenant improvements to the Goodrich Space, installation of fixtures in the Goodrich Space, and architectural and engineering expenses in connection therewith (collectively, the “Goodrich

Improvements”). All Goodrich Improvements shall be undertaken by Tenant in strict accordance with the applicable requirements of the Lease (including without limitation Sections 3.3 and 3.4). The Goodrich Improvements shall be deemed substantially complete on that date on which the Goodrich Improvements have been completed except for items of work (and, if applicable, adjustment of equipment and fixtures) which can be completed after Tenant has taken occupancy of the Goodrich Space, or any part thereof, without causing undue interference with Tenant’s use of the Goodrich Space or such part thereof. To the extent that (i) such work is substantially completed in accordance with such Lease requirements, and (ii) receipted invoices (and other material required under the Lease such as, but not limited to, lien waivers from any contractor or subcontractor performing the Goodrich Improvements) showing the actual cost thereof are presented to Landlord during the Term of the Lease, and (iii) at the time of any advance of funds, there then exists (A) no Event of Default on the part of Tenant, nor (B) any Actionable Event of Default (as defined in the Third Amendment), Landlord shall reimburse Tenant, within thirty (30) days after receipt of each such invoice (together with lien waivers for all costs theretofore billed), for costs actually incurred by Tenant (excluding the costs of furniture), as evidenced by such invoices, in connection with the design and construction of the Goodrich Improvements, but in no event shall Landlord be obligated to reimburse Tenant more than the lesser of (x) such actual cost, or (y) Two Hundred Sixty-two Thousand Three Hundred Seventy-five Dollars ($262,375.00), or $25.00 per square foot of Rentable Area in the Goodrich Space (the “Goodrich Improvements Allowance”). No portion of the Goodrich Improvements Allowance may be applied to costs of purchasing or installing furniture or wiring/cabling for the Goodrich Space. If the Existing Tenant’s lease is terminated effective as of a date that is prior to November 1, 2008, Landlord shall grant Tenant reasonable access to the Goodrich Space from and after such termination (and the Existing Tenant vacating the Goodrich Space) for the purpose of commencing the Goodrich Improvements.  To the extent that Tenant has not requested disbursement of any portion of the Goodrich Improvements Allowance prior to the expiration or earlier termination of the Lease, Landlord shall have no further obligation to reimburse Tenant for any such costs incurred by Tenant.

6.             Contingency.   Tenant acknowledges that the Sixth Amendment Effective Date occurring prior to the original expiration date of the lease with the Existing Tenant is contingent on Landlord’s ability to enter into a termination agreement with the Existing Tenant, on terms and conditions acceptable to Landlord in its sole discretion, pursuant to which the Existing Tenant would vacate and surrender possession of the Goodrich Space on or before October 31, 2008.

7.             Signage.  Section 5.1.7 of the Lease is hereby amended by adding the following at the end of such section: “In addition, so long as the Tenant named herein or a Permitted Affiliate continues to actually occupy at least 131,143 rentable square feet of space at the Building, and so long as this Lease remains in full force and effect and no Event of Default on the part of Tenant exists, Tenant shall have the exclusive right to have its name displayed (i) on the existing outside “monument” sign near the west entrance to the Building, and (ii) in the lobby directory at the west entrance to the Building.”

8.             Lobby Area.  Landlord acknowledges that, from and after the Effective Date, Tenant will occupy all of the rentable area of the so-called “West Portion” of the Building (also referred to as 55 Hayden Avenue). Landlord further acknowledges that Tenant has expressed a desire (but not the obligation), at its own cost and expense, to design and construct a main reception area directly facing building 65 inside the west entrance on the 3rd floor of the Building, which is currently common area. Landlord agrees to consider the request in good faith, and to use its good faith efforts to obtain the consent of the other tenants and/or occupants that Landlord deems necessary or appropriate.  Landlord shall not be obligated to agree to any financial or other lease concessions in obtaining any such consent, nor shall Landlord be required to pay any sum of money therefor. If Landlord grants Tenant’s request, then the parties shall enter into a written agreement with respect to details, including without limitation rental amounts to be paid and other appropriate matters. If Tenant elects to do so, the common area in question (the “Lobby Space”), shall become Tenant-specific space, the Rentable Floor Area of the Premises shall be increased to include the Lobby Space, and Schedule I shall be amended to reflect the agreed-upon rent and other amounts as agreed by the parties.

9.             Parking.  From and after the Sixth Amendment Effective Date, Section 10.19 of the Lease shall be amended by, in the first sentence thereto:

(a)           Replacing “three hundred sixty-two (362)” with “three hundred ninety-three (393);” and

(b)           Replacing “120,648” with “131,143.”

10.           Brokers.  Tenant covenants, represents and warrants to Landlord that Tenant has had no dealings or communications with any broker or agent (other than Grubb & Ellis Company and Richards Barry Joyce & Partners) in connection with this Sixth Amendment, and Tenant covenants and agrees to pay, hold harmless and indemnify the Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commission or charges to any broker or agent (other than the foregoing named brokers) claiming through the Tenant with respect hereto.

11.           Exhibits.  Exhibit A-6 attached hereto is hereby substituted for Exhibit A-4 to the Lease. All references in the Lease to Exhibit A-1, A-2, A-3, A-4 or A-5 shall be replaced by references to Exhibit A-6.

12.           Successors.  This Sixth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment or other transfers of each party’s rights under the Lease.

13.           Authority.  Each party represents and warrants to the other that each person executing this Sixth Amendment on behalf of such party has the authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Sixth Amendment.

14.           No Further Amendment.  It is understood and agreed that all other conditions and terms contained in the Lease not herein specifically amended shall remain unmodified and in full force and effect, and the Lease, as modified by this Sixth Amendment, is hereby ratified and confirmed.

15.           Tenant Representations. As a material inducement to Landlord entering into this Sixth Amendment, Tenant represents and certifies to Landlord that as of the date hereof: (i) the Lease, as modified hereby, and together with that certain letter dated September 24, 2007 from Ron Friedman to Jack Kerrigan, with the subject line “Response to Specific Security Questions – Hayden Woods Corporate Center,” contains the entire agreement between the parties hereto relating to the Premises and that, except for that certain Amended and Restated Declaration of Covenants and Easements between the Landlord’s predecessor in title with respect to the Building and Tenant, as amended to date (the “Declaration”) there are no other agreements between the parties relating to the Premises, the Building or the Lease which are not contained or referred to herein or in the Lease, (ii) to the best of Tenant’s knowledge, Landlord is not in default (continuing beyond the expiration of any applicable notice or grace periods) in any respect in any of the terms, covenants and conditions of the Lease; (iii) Tenant has no existing setoffs, counterclaims or defenses against Landlord under the Lease; (iv) Tenant has not assigned or pledged its leasehold interest under the Lease, or sublet or licensed or granted any other occupancy rights with respect to any or all of the Premises; (v) no consent or approval of any third party or parties is required in order for Tenant to enter into and be bound by this Sixth Amendment; and (vi) Tenant is not, and the performance by Tenant of its obligations hereunder shall not render Tenant, insolvent within the meaning of the United States Bankruptcy Code, the Internal Revenue Code or any other applicable law, code or regulation.

16.           Landlord Representations.  As a material inducement to Tenant entering into this Sixth Amendment, Landlord represents and certifies to Tenant that as of the date hereof: (i) the Lease, as modified hereby, and together with that certain letter dated September 24, 2007 from Ron Friedman to Jack Kerrigan, with the subject line “Response to Specific Security Questions – Hayden Woods Corporate Center,” contains the entire agreement between the parties hereto relating to the Premises and that, except for the Declaration, there are no other agreements between the parties relating to the Premises, the Building or the Lease which are not contained or referred to herein or in the Lease, (ii) to the best of Landlord’s knowledge, there exists no Event of Default or Actionable Event of Default on the part of Tenant in any respect in any of the terms, covenants and conditions of the Lease; (iii) no consent or approval of any third party or parties is required in order for Landlord to enter into and be bound by this Sixth Amendment; and (iv) Landlord has the right to lease the Goodrich Space, as provided herein, to Tenant.

17.           Governing Law. The Lease, this Sixth Amendment and the rights and obligations of both parties thereunder and hereunder shall be governed by the laws of The Commonwealth of Massachusetts.

18.           HVAC.  Landlord and Tenant acknowledge that letter from Tenant’s counsel to Landlord’s counsel dated August 13, 2007, with a subject line “45-55 Hayden Avenue, Lexington, MA,” and the response from Landlord’s counsel dated October 18, 2007.

19.           Counterparts. This Sixth Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same instrument.

[Text Ends Here]

IN WITNESS WHEREOF, the undersigned have hereunto se their hands and seals as of the date first above written.

LANDLORD:

The Realty Associates Fund VI, L.P., a Delaware limited partnership

By: Realty Associates Fund VI LLC, a Massachusetts limited liability company, general partner

By: Realty Associates Advisors LLC, a Delaware limited liability company, Manager

By: Realty Associates Advisors Trust, a Massachusetts business trust, Manager

	By:	/s/ Heather L. Hohenthal
Officer: Regional Director

By: Realty Associates Fund VI Texas Corporation, a Texas corporation, general partner

By:	/s/ Heather L. Hohenthal
Officer: Regional Director

TENANT:

CUBIST PHARMACEUTICALS, INC.

	By:	/s/ David W.J. McGirr
Name: David W.J. McGirr
Title: Senior Vice President and Chief Financial Officer

Exhibit A-6

Plans of Premises

55 HAYDEN AVENUE
THIRD FLOOR
LEXINGTON, MA
SUITE 55-3200
6,215 SF
GOODRICH
SUITE 55-3201
4,280 SF
GOODRICH
GOODRICH SPACE

Cubist Suites 3200-55 and 3201-55 10,495 RSF

SCHEDULE I TO SIXTH AMENDMENT

Annual Rent

Annual Rent for the Premises shall be the sum of the rents shown below for each portion of the Premises, determined as of the date in question.

As to Suites 2201-55, 4201-55 and 4200-55:

(a)                                  For the period from [Effective Date of First Amendment], 2006 through July 31, 2009:

(i) As to Suite 2201-55 and Suite 4201-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

5/1/06 – 1/31/07	$371,400.00	$30,950.00	$24.00
2/1/07 – 1/31/08	$386,875.00	$32,238.58	$25.00
2/1/08 – 7/31/09	$402,350.00	$33,529.17	$26.00

plus (ii) as to Suite 4200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

7/1/06 – 4/30/07	$723,419.00	$60,284.92	$23.00
5/1/07 – 4/30/08	$739,145.50	$61,595.46	$23.50
5/1/08 – 4/30/09	$754,872.00	$62,906.00	$24.00
5/1/09 – 7/31/09	$794,188.25	$66,182.35	$25.25

(b)           For the period after July 31, 2009, as to all of Suites 2201-55, 4201-55 and 4200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

8/1/09 – 4/30/10	$1,184,932.00	$98,744.33	$25.25
5/1/10 – 4/30/11	$1,208,396.00	$100,699.67	$25.75
5/1/11 – 4/30/12	$1,231,860.00	$102,655.00	$26.25
5/1/12 – 4/30/13	$1,267,056.00	$105,588.00	$27.00
5/1/13 – 4/30/14	$1,325,716.00	$110,476.33	$28.25
5/1/14 – 4/30/15	$1,384,376.00	$115,364.67	$29.50
5/1/15 – 4/30/16	$1,419,572.00	$118,297.67	$30.25

As to Suite 2200-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

6/1/06 – 4/30/07	$140,415.00	$11,787.50	$23.00
5/1/07 – 4/30/08	$144,525.00	$12,043.75	$23.50
5/1/08 – 4/30/09	$147,600.00	$12,300.00	$24.00
5/1/09 – 4/30/10	$155,287.50	$12,940.63	$25.25
5/1/10 – 4/30/11	$158,362.50	$13,196.88	$25.75
5/1/11 – 4/30/12	$161,437.50	$13,453.13	$26.25
5/1/12 – 4/30/13	$166,050.00	$13,837.50	$27.00
5/1/13 – 4/30/14	$173,737.50	$14,478.13	$28.25
5/1/14 – 4/30/15	$181,425.00	$15,118.75	$29.50
5/1/15 – 4/30/16	$186,037.50	$15,503.13	$30.25

As to Suite 3000-55:

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

Through 4/30/08	$780,494.00	$65,041.17	$26.00
5/1/08 – 4/30/09	$810,513.00	$67,542.75	$27.00
5/1/09 – 4/30/10	$825,522.50	$68,793.54	$27.50
5/1/10 – 4/30/11	$840,532.00	$70,044.33	$28.00
5/1/11 - 4/30/12	$900,570.00	$75,047.50	$30.00
5/1/12– 4/30/13	$945,598.50	$78,799.88	$31.50
5/1/13– 4/30/14	$975,617.50	$81,301.46	$32.50
5/1/14– 4/30/15	$1,035,655.50	$83,304.63	$34.50
5/1/15– 4/30/16	$1,065,674.50	$88,806.21	$35.50

As to Suite 4600-45

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

Through 4/30/09	$819,311.25	$68,275.94	$32.25
5/1/09 – 4/30/10	$844,716.25	$70,393.02	$33.25
5/1/10 – 4/30/11	$870,121.25	$72,510.10	$34.25
5/1/11 – 4/30/12	$895,526.25	$74,627.19	$35.25
5/1/12 - 4/30/13	$920,931.25	$76,744.27	$36.25
5/1/13– 4/30/14	$946,336.25	$78,861.35	$37.25
5/1/14– 4/30/15	$971,741.25	$80,978.44	$38.25
5/1/15– 4/30/16	$997,146.25	$83,095.52	$39.25

As to Suite 1000-55

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

Through 4/30/08	$266,024.16	$22,168.68	N/A
5/1/08 – 4/30/09	$346,161.00	$28,846.75	$28.50
5/1/09 – 4/30/10	$352,234.00	$29,352.83	$29.00
5/1/10 – 4/30/11	$358,307.00	$29,858.92	$29.50
5/1/11 – 4/30/12	$364,380.00	$30,365.00	$30.00
5/1/12 - 4/30/13	$370,453.00	$30,871.08	$30.50
5/1/13– 4/30/14	$376,526.00	$31,377.17	$31.00
5/1/14– 4/30/15	$382,599.00	$31,883.25	$31.50
5/1/15– 4/30/16	$388,672.00	$32,389.33	$32.00

As to Suites 3200 and 3201

RENTAL PERIOD	TOTAL ANNUAL RENT	MONTHLY PAYMENT	RENTAL RATE/SF

Through 4/30/09	$338,463.75	$28,205.31	$32.25
5/1/09 – 4/30/10	$348,958.75	$29,079.90	$33.25
5/1/10 – 4/30/11	$364,701.25	$30,391.77	$34.25
5/1/11 – 4/30/12	$369,948.75	$30,829.06	$35.25
5/1/12 – 4/30/13	$380,443.75	$31,703.65	$36.25
5/1/13 – 4/30/14	$390,938.75	$32,578.23	$37.25
5/1/14 – 4/30/15	$401,433.75	$33,452.81	$38.25
5/1/15 – 4/30/16	$411,928.75	$34,327.40	$39.25